Exhibit 10.1

FIRST AMENDMENT TO
SENIOR SECURED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of July 10, 2014, by and among Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs Holdings”), Crumbs Bake Shop, Inc., a Delaware corporation (“Crumbs,” together with Crumbs Holding, collectively, the “Borrowers” and each a “Borrower”), and Lemonis Fischer Acquisition Company, LLC, a Delaware limited liability company (“Lender”), with respect to the following:

A.           Fischer Enterprises, L.L.C., an Oklahoma limited liability company (“Fischer Enterprises”) and Borrowers were parties to that certain Senior Secured Loan and Security Agreement dated as of January 20, 2014 (the “Loan Agreement”).

B.           Pursuant to the Assignment of Loan and Loan Documents dated July 10, 2014, Fischer Enterprises assigned all of its right, title, and interest in the Loan Agreement to Lender.

C.           Lender and Borrowers now desire to amend the Loan Agreement as set forth in this Amendment.

In consideration of the mutual covenants and agreements in this Amendment, and intending to be legally bound hereby, Lender and each Borrower jointly and severally agree as follows:

Section 1.          Capitalized Terms. Any capitalized term used in this Amendment (including in the recitals) but not otherwise defined shall have the meaning given to such term in the Loan Agreement.

Section 2.          Amended Definitions. The following definitions shall be deleted and replaced in their entirety with the following:

“Loan” means, collectively, the Tranche I Loan, Tranche II Loan, and Tranche III Loan.

“Maturity Date” means October 8, 2014.

“Notes” means the Amended and Restated Note.

Section 3.          Loan. The defined term “Loan” shall be removed from Section 2.1.

Section 4.          Tranche III Loan. A new Section 2.3 is added to the Loan Agreement to read in its entirety as follows:

Tranche III Loan. Lender agrees to make an additional term loan to Borrowers in the original principal amount of $317,000.00 (the “Tranche III Loan”) to be disbursed in a single advance the date of this Amendment to provide financing to Borrowers in order to pay certain expenses that are required in order for the Borrowers to commence Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Case”). The Tranche III Loan shall be evidenced by an Amended and Restated Note from Borrowers in favor of Lender in the original principal amount of $5,514,245.30 (the “Amended and Restated Note”). The Amended and Restated Note shall be an amendment and restatement, substitute and replacement of the Tranche I Note and Tranche II Note and shall consolidate the debt evidenced by the Tranche I Note and Tranche II Note and the Tranche III Loan. The principal amount of this Amended and Restated Note is composed of: (a) the current outstanding balance of the Tranche I Note, which is $3,603,736.11, (b) the current outstanding balance of the Tranche II Note, which is $1,593,509.19, and (c) $317,000.00 for the Tranche III Loan.

Section 5.          Interest. Section 3.1 of the Loan Agreement shall be revised by deleting all but the first two sentences of such Section. Section 3.2 of the Loan Agreement shall be deleted in its entirety, and replaced with “[intentionally deleted]”.

Section 6.          Use of Proceeds. The first sentence of Section 4.7 shall be deleted in its entirety and replaced with “Borrowers shall use the proceeds of the Loan for the payment of operating expenses, working capital needs, and for restructuring costs.”

Section 7.          Updated References. All references to the “Notes” or the “Loan” in the Loan Agreement shall include the Tranche III Loan and Amended and Restated Note.

Section 8.          Mandatory Prepayments. Section 4.5(a) of the Loan Agreement shall not apply to any sale of the Collateral to Lender or an affiliate of Lender in a transaction pursuant to Section 363 of the Bankruptcy Code.

Section 9.          Forbearance. Lender and Borrowers acknowledge that certain Events of Default have occurred and are continuing under the Loan Agreement (the “Existing Defaults”). Borrowers further acknowledge and understand that notwithstanding the Existing Defaults, Lender is making the Tranche III Loan for the sole purpose of funding Borrowers’ Bankruptcy Case. Lenders hereby agree to forbear during the Forbearance Period (as defined below) from exercising any of their respective rights and remedies with respect to any Existing Default. Lender agrees that so long as the Forbearance Period is in effect, the interest rate applicable to the Loan will be the rates of interest set forth in Section 3.1 of the Loan Agreement, and not the default rate set forth in Section 3.2 of the Loan Agreement. The “Forbearance Period” shall mean the period commencing on the date of this Amendment and terminating on the failure to occur of any of the following:

(i)          the commencement of the Bankruptcy Case for the Borrowers, which proceeding will include separate Chapter 11 cases for certain of the Borrowers’ subsidiaries who hold real property leases (collectively, the “Debtors”), as may be satisfactory to the Lender, in its sole discretion, in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) on or before July 11, 2014;

(ii)          entry of an order by the Bankruptcy Court (the “DIP Order”) in the Bankruptcy Case approving a debtor in possession loan by Lender to the Debtors in an amount not to exceed $1,133,000, pursuant to a Superpriority Debtor-In-Possession Credit and Security Agreement in form and substance satisfactory to the Lender (the “DIP Credit Agreement”) on or before July 25, 2014 (the “Termination Date”); and

(iii)        execution and delivery by the Debtors to the Lender of the DIP Credit Agreement and related security agreements pursuant to the DIP Order on or before the Termination Date.

For the avoidance of doubt, the Lender has not waived, are is not by this Amendment waiving, and have no intention of waiving, any Event of Default that has occurred and is continuing, or any Event of Default which may occur after the date of this Amendment.

Section 10.         Release. In consideration of the amendments contained herein, Borrowers hereby waive and release the Fischer Enterprises, L.L.C. and Lender from any and all claims and defenses, known or unknown, as of the effective date of this Amendment, with respect to the Loan Agreement and the Loan Documents and the transactions contemplated thereby.

Section 11.         Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment and may be used in lieu of the original Amendment for all purposes.

Section 12.         Further Assurances. At any time or from time to time upon the request of Lender, each Borrower will, and will take affirmative steps to cause third parties to, execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Amendment and the other Loan Documents and to provide for the payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

[Signature Page Follows]

EXECUTED as of the date first written above.

“BORROWERS”

CRUMBS BAKE SHOP, INC., a Delaware corporation

By:
Name:
Title:

CRUMBS HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

“LENDER”

LEMONIS FISCHER ACQUISITION COMPANY, LLC
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to First Amendment to Senior Secured Loan and Security Agreement]